UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 12, 2013

YTB International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-18412	20-2181181
(Commission File Number)	(IRS Employer Identification No.)

1901 East Edwardsville Road
Wood River, Illinois	62095
(Address of Principal Executive Offices)	(Zip Code)

(618) 655-9477

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Debtor-in-Possession Financing Agreement

On March 12, 2013, YTB International, Inc. and certain of its wholly-owned subsidiaries that are operating as debtors in possession under Chapter 11 of the U.S. Bankruptcy Code (collectively, “YTB”) entered into a Debtor-in-Possession Financing Agreement (the “DIP Loan Agreement”) with Jamraval, Inc. (“Jamraval”).  Jamraval is an affiliate of and under common control with Wood River Capital, LLC (“Wood River Capital”) and with Wrightwood Financial Group, Inc. (“Wrightwood”).  Wood River Capital is the owner of YTB’s office and warehousing building and Wood River Capital and YTB are parties to a Commercial Lease pursuant to which YTB leases the office and warehousing building from, and pays monthly rent to, Wood River Capital.  Wrightwood and YTB are parties to a Consignment Agreement pursuant to which Wrightwood financed the purchase of certain product inventories which are sold by YTB in the ordinary course of its business.

Pursuant to the terms and conditions of the DIP Loan Agreement, Jamraval has agreed to extend a line of credit of up to $420,000 to YTB for working capital, operating expenses, and other costs associated with YTB’s bankruptcy proceedings.  Advances made by Jamraval to YTB under the line of credit are to bear interest at a rate of 9% per annum.  All amounts borrowed by YTB must be repaid to Jamraval in full with interest by no later than June 14, 2013.  Under the DIP Loan Agreement, YTB granted Jamraval a first priority security interest and lien on all of YTB’s assets.

The DIP Loan Agreement contains provisions regarding conditions precedent, representations and warranties made by YTB, covenants made by YTB, information reporting obligations of YTB, and default and termination that are substantially usual, common and ordinary in debtor in possession loan arrangements.

The DIP Loan Agreement also requires YTB to use commercially reasonable efforts to consummate a sale of its assets, upon terms satisfactory to Jamraval, pursuant to Section 363 of the U.S. Bankruptcy Code.

The DIP Loan Agreement is subject to approval by the U.S. Bankruptcy Court.

Asset Purchase Agreement

On April 5, 2013, YTB International, Inc. and certain of its wholly-owned subsidiaries that are operating as debtors in possession under Chapter 11 of the U.S. Bankruptcy Code (collectively, “YTB”) entered into an Asset Purchase Agreement (the “APA”) with Jamraval, Inc. (“Jamraval”).  Jamraval is an affiliate of and under common control with Wood River Capital, LLC (“Wood River Capital”) and Wrightwood Financial Group, Inc. (“Wrightwood”).  Wood River Capital is the owner of YTB’s office and warehousing building and Wood River Capital and YTB are parties to a Commercial Lease pursuant to which YTB leases the office and warehousing building from, and pays monthly rent to, Wood River Capital.  Wrightwood and YTB are parties to a Consignment Agreement pursuant to which Wrightwood financed the purchase of certain product inventories which are sold by YTB in the ordinary course of its business.

Pursuant to the terms and conditions of the APA, YTB has agreed to sell all of its assets to Jamraval for a purchase price equal to $420,000.  The APA contains provisions regarding conditions precedent, representations and warranties made by YTB, covenants made by YTB, and closing conditions that are substantially usual, common and ordinary in asset purchase agreements.

The APA also includes extensive provisions governing the bidding procedures applicable to the offering, solicitation, and consideration of bids from third parties other than Jamraval for the purchase of YTB’s assets.  The bidding procedures, which cover things such as the standards for qualifying bids, auction procedures, break-up fees, and expense reimbursement, are subject to approval by the U.S. Bankruptcy Court.

Among the conditions to closing is one requiring that the U.S. Bankruptcy Court enter an order authorizing YTB’s rejection of an Amended and Restated Asset Purchase Agreement dated as of March 1, 2012 between YTB and Sixth Scott, LLC and its wholly-owned subsidiary, First Travel Alliance, LLC.

The parties’ obligations to complete the asset sale are subject to the entry of a sale order by the U.S. Bankruptcy Court under Section 363 of the U.S. Bankruptcy Code that is acceptable to Jamaraval in form and substance.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YTB INTERNATIONAL, INC.

Date: April 17, 2013	By:	/s/ Steve Boyd
Name: Steve Boyd
Title: Vice President/Principal Accounting Officer

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